Exhibit 99.1

7961 SHAFFER PARKWAY
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE MKT

NEWS

Vista Gold Corp. Reports 3.52 g/t Gold and 132.0 g/t Silver over 23.7m at its Guadalupe de los Reyes Gold/Silver Project.

Denver, Colorado, August 9, 2012 - Vista Gold Corp. (TSX & NYSE MKT: VGZ) (“Vista” or the “Company”) today reported further assay results from the final 25 holes of its 48 hole drilling program at the Guadalupe de los Reyes gold/silver project in Sinaloa, Mexico.

Highlights of the drilling program include:

•                  2.8 grams/ton (g/t) gold and 32.8 g/t silver over 8.1 meters, including 6.6 g/t gold and 50.1 g/t silver over 2 meters in 12NB-01 (Nocha Buena );

•                  38.7 g/t gold and 201 g/t silver over 2.0 meters in 12SM-02 (San Miguel);

•                  3.5 g/t gold and 132 g/t silver over 23.7 meters, including 12.7 g/t gold and 348 g/t silver over 4 meters in 12SM-08 (San Miguel);

•                  2.3 g/t gold and 232 g/t silver over 19.4 meters in 12SM-06 (San Miguel); and

•                  8.2 g/t gold and 109 g/t silver over 11 meters in 12GL-04 (Guadalupe)

True widths of the intercepts reported above range between 60-100% and are discussed in more detail in the table below that lists comprehensive results from the 25 drill holes announced in this release.

Frederick H. Earnest, President and CEO, said, “The results from these final 25 holes, and particularly the intercepts at depth in San Miguel, continue to indicate the potential for a significant epithermal gold-silver vein system at the Guadalupe de los Reyes gold/silver project.  The results confirm the presence of both lower grade stockwork veining and high grade potential occurring in larger quartz veins.  We are now working to incorporate the results from this drill program into a new mineral resource estimate and Preliminary Economic Assessment, which we anticipate to be completed early in the fourth quarter.”

About the Guadalupe de los Reyes Drilling Program

Vista completed an initial phase of drilling at the Guadalupe de los Reyes gold/silver project in April 2012.  Forty-eight diamond drill holes totaling 7,215 meters were completed at the project with the objectives of confirming and updating the existing estimated mineral resource, obtaining core for metallurgical test work, and providing additional information to support a Preliminary Economic Assessment on the project.

Assays have been received from the final 25 holes including three from Guadalupe, seven from El Zapote, eleven from San Miguel, and four from Noche Buena.  A drill hole location map, together with selected cross sections showing the drill hole results and the relationship between the stockwork and Low Sulfidation Epithermal (“LSE”) veins can be found on our website at http://vistagold.com/guadalupe_test.php?subpage=dr_20120808.

Composites from each of the veins have been selected and shipped to Resource Development Inc. for preliminary metallurgical testwork.

Results from the 25 drill holes are summarized on the following table.  The equivalent gold grade (Au equiv) was calculated using a metal price ratio of 60:1 (60 g Ag equals 1 g EqAu).

				Composite		Approx.
Drill		Interval		Cutoff	Interval Length	True Thickness	Au	Ag	EqAu
Hole	Target Area	From	To	(g/t)	(m)	(m)	g/t	g/t	g/t
12GL-02	Guadalupe	10.1	14.1	0.4	3.0	2.4	2.03	227	5.8
		28.3	35.0	0.4	6.7	5.0	1.41	20.6	1.8
		39.0	42.3	0.4	3.3	2.5	4.69	22.3	5.1
		44.2	45.5	1.0	1.3	1.0	3.57	74	4.8
		57.2	59.2	1.0	2.0	1.5	2.29	62	3.3
		65.6	68.6	1.0	3.0	2.3	7.62	73	8.8
12GL-03	Guadalupe	8.7	14.3	0.4	5.6	5.6	2.62	51	3.5
		35.5	40.6	0.4	5.1	5.1	0.33	93	1.9
		62.9	65.1	1.0	2.2	2.2	3.75	78	5.1
		71.0	76.0	0.4	5.0	5.0	1.43	24.7	1.8
		80.8	83.4	0.4	2.6	2.6	2.86	55	3.8
		85.4	87.4	0.4	2.0	2.0	0.843	21.1	1.2
		91.5	97.6	4.0	6.1	6.1	7.255	132	9.5
12GL-04	Guadalupe	3.1	13.2	0.4	10.1	10.1	2.775	46.2	3.6
	Including	10.2	12.2	4.0	2.0	2.0	11.97	189	15.1
		27.2	31.0	0.4	3.8	3.8	2.61	148	5.1
		51.7	53.7	0.4	2.0	2.0	4.69	60	5.7
		60.0	62.0	0.4	2.0	2.0	4.77	145	7.2
		67.0	78.0	0.4	11.0	11.0	8.19	109	10.0
	Including	73.0	78.0	4.0	5.0	5.0	14.44	156	17.0
12ZAP-09	El Zapote	48.7	50.7	0.4	2.0	2.0	0.84	15.3	1.1
		52.7	55.5	0.4	2.8	2.8	0.72	13.3	0.9
12ZAP-10	El Zapote	44.1	46.1	0.4	2.0	1.9	1.76	18.4	2.1
		57.1	65.0	0.4	7.9	7.4	2.78	16.8	3.1
	including	58.0	59.5	4.0	1.5	1.5	9.73	25.8	10.2
		67.0	72.0	0.4	5.0	4.7	0.70	21.9	1.1
		76.0	84.0	0.4	8.0	7.5	2.16	28.3	2.6
12ZAP-11	El Zapote	108.3	110.3	0.4	2.0	2.0	1.18	23.7	1.6
		114.3	118.3	0.4	4.0	4.0	0.73	17.5	1.0
		122.0	130.0	0.4	8.0	8.0	0.58	13.5	0.8
12ZAP-12	El Zapote	No Significant Mineralization				—
12ZAP-13	El Zapote	No Significant Mineralization				—
12ZAP-14	El Zapote	53.4	59.8	0.4	6.4	6.4	1.38	31.6	1.9
12ZAP-15	El Zapote	52.9	62.5	0.4	9.6	9.6	0.93	33.7	1.5
	including	52.9	55.9	0.4	3.0	3.0	1.53	29.7	2.0
12SM-01	San Miguel	70.7	73.3	0.4	3.6	2.8	6.54	77.5	7.8
	including	72.3	73.3	4.0	1.0	0.8	15.6	172	18.5
12SM-02	San Miguel	50.8	56.5	0.4	5.7	5.7	14.4	127	16.5
	including	51.8	53.8	4.0	2.0	2.0	38.7	201	42.1
12SM-03	San Miguel	73.8	75.5	0.4	1.7	1.2	1.23	19.3	1.6
12SM-04	San Miguel	No Significant Mineralization
12SM-05	San Miguel	33.5	38.6	0.4	5.1	4.8	1.41	24.6	1.8
	including	34.7	36.0	4.0	1.3	1.2	4.69	42.3	5.4
		148.1	153.1	0.4	5.0	4.7	0.94	17.7	1.3
12SM-06	San Miguel	39.7	42.7	0.4	3.0	2.7	6.64	37.3	7.3
	including	41.7	42.7	4.0	1.0	0.9	15.45	67	16.6
		58.0	77.4	0.4	19.4	17.6	2.34	232	6.2

		98.0	102.0	0.4	4.0	3.8	0.11	176	3.0
		116.3	118.3	0.4	2.0	1.9	1.53	104	3.3
12SM-07	San Miguel	89.4	90.9	0.4	1.5	1.0	0.96	3.8	1.0
		101.4	103.4	0.4	2.0	1.5	0.58	22.8	1.0
12SM-08	San Miguel	74.7	98.4	0.4	23.7	18.0	3.52	132	5.7
	including	87.4	91.4	4.0	4.0	3.0	12.69	348	18.5
12SM-09	San Miguel	25.5	31.4	0.4	5.9	5.5	1.17	65	2.3
12SM-10	San Miguel	47.7	48.8	0.4	1.1	1.0	9.28	19.33	9.6
12SM-11	San Miguel	5.2	15.0	0.4	9.8	6.8	0.22	274	4.8
		61.0	65.8	1.0	4.8	3.3	2.61	114	4.5
		68.8	73.8	0.4	5.0	3.5	0.27	144	2.7
12NB-01	Noche Buena	146.4	149.5	0.4	3.1	2.0	1.45	33.5	2.0
		168.8	176.9	0.4	8.1	5.0	2.82	32.8	3.4
	including	168.8	170.8	4.0	2.0	1.2	6.62	50.1	7.5
12NB-02	Noche Buena	109.8	112.8	4.0	3.0	3.0	6.71	94.6	8.3
		121.2	128.9	0.4	7.7	7.7	0.79	21.1	1.1
	including	122.0	126.4	1.0	4.4	4.4	1.11	24.5	1.5
12NB-03	Noche Buena	142.0	148.3	0.4	6.3	5.0	0.85	46	1.6
	Including	146.0	148.3	1.0	2.3	1.8	1.64	86	3.1
12NB-04	Noche Buena	107.2	109.3	0.4	2.1	1.5	1.09	28.3	1.6

All results are from diamond core drill holes. The sample intervals are constrained by geology and range from a minimum of 0.4 meters to a maximum of 1.5 meters, generally averaging 1 meter in length.  Mean grades are calculated at the stated cutoff with no upper cap applied.  Several high silver/low gold intercepts in San Miguel  were calculated using a 0.4 g/t gold equivalent cutoff.  The maximum length of internal waste is 1.0 meter. Approximate true thickness is estimated from cross sectional interpretation.

Core was logged, photographed, and sampled by contractors of Vista under the supervision of Vista’s Vice President of Exploration, Mr. Frank Fenne P.G., who is a “qualified person” within the meaning of Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”).  Samples were shipped to the ALSChemex sample prep lab in Hermosillo, Mexico.  Prepared sample pulps were shipped by ALSChemex to its assay lab in Vancouver.  Commercial standards and blanks were submitted routinely with each batch of samples.  Gold was analyzed using a 50 gram fire assay with an atomic absorption spectroscopy finish. Gold assays greater than 10 g/t were re-assayed using a 50 gram fire assay with a gravimetric finish.   Silver was initially analyzed using a 41 element ICP analysis using a four acid digestion.  Silver assays greater than 100 g/t were re-assayed using a 50 gram fire assay with a gravimetric finish.  An quality control/quality assurance protocol was employed in the program that includes standards and blanks in every batch of assays.  Check assays were conducted on every 20th sample by a second independent laboratory.

Sample custody, preparation and assaying were reviewed by Mr. Fenne and Mr. Fenne is of the view that they are sufficient.  Mr. Fenne has verified and approved the data and approved the scientific and technical information disclosed in this press release.

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista is advancing exploration on its Guadalupe de los Reyes gold/silver project in Mexico and has recently granted Invecture Group, S.A. de C.V. a right to earn a 62.5% interest in the Concordia gold project, in Mexico. Vista’s other holdings include the Awak Mas gold project in Indonesia and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, the potential for significant epithermal gold-silver vein system at the Guadalupe de los Reyes gold/silver project, the presence of lower grade stockwork veining and high grade potential occurring in larger quartz veins, completion of a new mineral resource estimate on the Guadalupe de los Reyes gold/silver project, the timing and completion of a Preliminary Economic Assessment on the Guadalupe de los Reyes gold/silver project, and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of  anticipated drilling activities at the Guadalupe de los Reyes gold/silver project and the completion of the preliminary economic assessment, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 14, 2012 and Vista’s Amendment 1 to its Annual Report filed on April 5, 2012 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Without limiting the foregoing, this press release uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with NI 43-101. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects.  This press release uses the term “mineral resource.”  We advise U.S. investors that while the term is recognized by Canadian regulations, the term is not a defined term under the United States Securities and Exchange Commission’s (the “SEC”)  Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. Mineral resources have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of these mineral resources will ever be upgraded to a higher category.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority.  U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.